10-Q Exhibit 32.1: Certifications Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of iShares COMEX Gold Trust (the “Trust”) on Form 10-Q for the quarter ended March 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Lee Kranefuss, Chief Executive Officer of Barclays Global Investors International Inc., the Sponsor of the Trust, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust at the dates and for the periods indicated.

Date: May 8, 2007

/s/ Lee Kranefuss
Lee Kranefuss *
Chief Executive Officer
(Principal executive officer)

*	The Registrant is a trust and Mr. Kranefuss is signing in his capacity as an officer of Barclays Global Investors International Inc., the Sponsor of the Registrant.